EXHIBIT 21


                         Subsidiaries of the Registrant

Legal Name of Entity                                 Jurisdiction of Organization       Ownership Interest
Indian River Banking Company (Registrant)

         Indian River National Bank                          United States                      100%
                  Indian River Real Estate LLC               Florida                            100%

         Indian River Title Company, LLC                     Florida                            100%